UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 2, 2014
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2014, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) elected F. Nicholas Grasberger, age 50, to serve as President and Chief Operating Officer of the Company, effective April 8, 2014. Mr. Grasberger previously served as the Company’s Senior Vice President and Chief Financial Officer starting on April 22, 2013. Prior to joining the Company, Mr. Grasberger was Managing Director of Fenner Plc’s Precision Polymer division from March 2011 to April 2013. From April 1, 2009 to November 9, 2009 he served as Executive Vice President and Chief Executive Officer of Armstrong Building Products. From January 2005 to March 31, 2009 he served as Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc.

The appointment is the first step in a planned transition during which Mr. Grasberger will continue his duties as Chief Financial Officer while the search for his successor in that role is conducted, and will become the Company’s President and Chief Executive Officer by mid-year 2014 once this process is complete.

To assure solid operating continuity and a seamless transition in these key leadership positions, David Everitt, who has been serving as the Company’s Interim President and Chief Executive Officer, will continue as Interim Chief Executive Officer until Mr. Grasberger assumes the Chief Executive Officer role.

In connection with his appointment to President and Chief Operating Officer, Mr. Grasberger will receive the following: (1) an annual base salary increase from $525,000 to $625,000; and (2) continued participation in the Company’s performance-based annual incentive compensation program, with a target award opportunity increase to 100% from 75% of his base salary. In addition, effective April 7, 2014, Mr. Grasberger received grants under the Company’s long-term incentive compensation program, in an amount to reflect his new position, consisting of performance stock units for the performance period from January 1, 2014 through December 31, 2016, restricted stock units which will vest in full after three years, and stock appreciation rights which vest ratably over a three year period, in each case consistent with the terms and conditions of grants being made to other executive officers. The incentive awards granted to Mr. Grasberger will be subject to the Company’s clawback policies and provisions in place from time to time, and Mr. Grasberger will have five years to comply with the Company’s stock ownership guidelines at a level equal to three times his base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	April 8, 2014	By:	/s/ A. Verona Dorch
A. Verona Dorch
Vice President and General Counsel